EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-79225 and 333-51034) pertaining to the Corinthian Colleges, Inc. 1998 Performance Award Plan, (Form S-8 No. 333-51032) pertaining to the Corinthian Colleges, Inc. Employee Stock Purchase Plan, (Form S-8 Nos. 333-115763 and 333-131800) pertaining to the Corinthian Colleges, Inc. 2003 Performance Award Plan, (Form S-8 No. 333-117889) pertaining to the Corinthian Colleges, Inc. Executive Deferral Plan, and (Form S-8 No. 333-124955) pertaining to the Corinthian Colleges, Inc. 2004 New-Hire Award Plan of our reports dated August 23, 2007 with respect to the consolidated financial statements of Corinthian Colleges, Inc. and subsidiaries, Corinthian Colleges, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Corinthian Colleges, Inc., included in the Annual Report (Form 10-K) for the year ended June 30, 2007.

/S/ Ernst & Young LLP

Orange County, California

August 23, 2007